UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 22, 2016

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MPLX LP
(Exact name of registrant as specified in its charter)

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Delaware	001-35714	27-0005456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 E. Hardin Street Findlay, Ohio	45840
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(419) 672-6500
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2016,  John C. Mollenkopf, Executive Vice President and Chief Operating Officer, MarkWest Operations of MPLX GP LLC, the general partner of MPLX LP (the “Partnership”), notified the Partnership he will retire effective October 1, 2016.

Effective October 1, 2016, Gregory S. Floerke, 52, the current Executive Vice President and Chief Commercial Officer, MarkWest Assets of MPLX GP LLC, will assume the role of Executive Vice President and Chief Operating Officer, MarkWest Operations of MPLX GP LLC. In his new role, Mr. Floerke will serve as principal operating officer of the Partnership respecting the operations of the Partnership’s subsidiary, MarkWest Energy Partners, L.P. (“MarkWest”). Mr. Floerke was appointed Executive Vice President and Chief Commercial Officer, MarkWest Assets of MPLX GP LLC in December 2015. Prior to that appointment, Mr. Floerke was Executive Vice President and Chief Commercial Officer at MarkWest beginning in 2015 and Senior Vice President, Northeast Region at MarkWest beginning in 2013. Previously, Mr. Floerke held senior management positions at Access Midstream Partners, L.P. from 2011 until 2013, and One Communications Corp. from 2007 until 2011.

Mr. Floerke’s compensation is described in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2015 and will not change in connection with this appointment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPLX LP

	By:	MPLX GP LLC, its General Partner

Date: August 24, 2016	By:	/s/ Nancy K. Buese
Name: Nancy K. Buese
Title: Executive Vice President and Chief Financial Officer